Exhibit 99.1

Shareholders Approve Union Bankshares Corporation Acquisition
of Access National Corporation

Richmond, Va., January 15, 2019 - At separate special meetings today, shareholders of both Union Bankshares Corporation (“Union”) and Access National Corporation (“Access”) approved the previously announced merger of Access with and into Union. Under the terms of the merger agreement, Access shareholders will receive 0.75 shares of Union common stock for each share of Access common stock.

“We are pleased to have received all of the regulatory and shareholder approvals needed to proceed with the acquisition and remain on track to close the transaction on February 1, 2019,” said John C. Asbury, President and CEO of Union. “The acquisition of Access brings extensive commercial and industrial lending expertise as well as strong wealth management and trust businesses and attractive retail operations while expanding our presence in Northern Virginia. This makes us uniquely valuable to our teammates, customers, shareholders and the communities we serve.”

“Our shareholders made a strong statement today regarding their investment in Union to create Virginia’s regional bank. Our relationship managers and their clients are excited about the benefits of scale and the continuing commitment to make banking easy,” said Michael W. Clarke, CEO of Access.

All regulatory approvals have been received and the merger is expected to close on February 1, 2019. Based on financial data as of September 30, 2018, the combined company would have total assets of approximately $16.4 billion, deposits of approximately $12.1 billion and loans of approximately $11.5 billion.

About Union Bankshares Corporation
Headquartered in Richmond, Virginia, Union Bankshares Corporation (Nasdaq: UBSH) is the holding company for Union Bank & Trust. Union Bank & Trust has 140 branches, 7 of which are operated as Xenith Bank, a division of Union Bank & Trust of Richmond, Virginia, and approximately 190 ATMs located throughout Virginia and in portions of Maryland and North Carolina. Non-bank affiliates of the holding company include: Old Dominion Capital Management, Inc. as well as its subsidiary Outfitter Advisors, Ltd., and Dixon, Hubard, Feinour, & Brown, Inc., all of which provide investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

About Access National Corporation
Headquartered in Reston, Virginia, Access National Corporation (Nasdaq: ANCX) is the parent company of Access National Bank and Middleburg Investment Group serving Northern and Central Virginia. Access National Bank is a commercial bank serving middle market businesses and associated professionals throughout the Washington D.C. region. Access National Bank’s core services include commercial credit, deposit, investment, cash management, private banking and real estate finance. Access National Bank also has subsidiaries that provide wealth management, retirement planning and securities brokerage.

Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the Union acquisition of Access, including future financial and operating results, ability to successfully integrate the combined businesses, the amount of cost savings, overall operational efficiencies and enhanced revenues as well as other statements regarding the acquisition. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Access or their management about future events. Although each of Union and Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Access will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017, and Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Union’s and Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union, Access or their respective businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and neither Union nor Access undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Bill Cimino (804) 448-0937, VP and Director of Investor Relations of Union
Michael W. Clarke (703) 871-2100, CEO of Access

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